UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): December 6, 2010

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

China Shengda Packaging Group Inc. (the “Company”) is filing this Current Report to correct typographical errors contained in the first paragraph under the heading “Background” on page 1 of the Stock Purchase Agreement (the “Agreement”) filed as Exhibit 10.1 in our Quarterly Report on Form 10-Q for the period ended March 31, 2010 filed on May 12, 2010. The first paragraph should have said “Seller intends to sell and Purchaser intends to purchase 2,280,000 shares of common stock (the “Seller Shares”) of Company. The Sellers Shares represent approximately 75.05% of the issued and outstanding capital stock of the Company.” Instead of “Seller intends to sell and Purchaser intends to purchase 2,200,000 shares of common stock (the “Seller Shares”) of Company. The Sellers Shares represent approximately 72.41% of the issued and outstanding capital stock of the Company.” The parties to the Agreement acknowledge the typographical errors and agree that otherwise there's no effect on the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGDA PACKAGING GROUP INC.

Date: December 6, 2010	/s/ Daliang Teng
Daliang Teng
Chief Financial Officer